EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-71421-00, 333-107289-00 and 333-139879-00) of Knight Capital Group, Inc. of our report dated February 29, 2012, except as it relates to the disclosures under the heading “Going Concern” in Note 1, as to which the date is August 5, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 6, 2012